UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Optimer Pharmaceuticals, Inc.
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Optimer Pharmaceuticals, Inc.

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 5, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Optimer Pharmaceuticals, Inc., a Delaware corporation (the “Company”).  The meeting will be held on Wednesday, May 5, 2010 at 10:30 a.m. local time at the offices of Optimer Pharmaceuticals, Inc. located at 5355 Mira Sorrento Place, Suite 250, San Diego, CA 92121, for the following purposes:

1.                                       To elect the two nominees for director named herein to hold office until the 2013 Annual Meeting of Stockholders.

2.                                       To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.

3.                                       To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 12, 2010.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Michael N. Chang
Michael N. Chang
President and Chief Executive Officer

San Diego, California

April 9, 2010

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials For the Stockholder Meeting to be held on May 5, 2010 — Optimer’s Annual Report to Stockholders and the Proxy Statement for the Annual Meeting are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15221.

Optimer Pharmaceuticals, Inc.

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Optimer Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Optimer”) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 9, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 12, 2010 will be entitled to vote at the Annual Meeting.  On this record date, there were 38,223,684 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at close of business on March 12, 2010 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee

If at the close of business on March 12, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by the organization holding your account.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•                  Election of the two nominees for director named herein to hold office until the 2013 Annual Meeting of Stockholders; and

•                  Ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

How do I vote?

You may either vote “For” each of the nominees to the Board of Directors named herein or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•                  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•                  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us by 11:59 p.m. PST on the day before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 12, 2010.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For All” of the two nominees for director named herein, and “For” the ratification of the selection by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2010.  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•                  You may submit another properly completed proxy card with a later date to Optimer’s Corporate Secretary at 10110 Sorrento Valley Road, Suite C, San Diego, CA 92121.

•                  You may send a timely written notice that you are revoking your proxy to Optimer’s Corporate Secretary at 10110 Sorrento Valley Road, Suite C, San Diego, CA 92121.

•                  You may attend the Annual Meeting and vote in person.  Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials and/or considered at next year’s Annual Meeting, your proposal must be submitted in writing by November 30, 2010, to Optimer Pharmaceuticals, Inc.; Attn: Corporate Secretary, 10110 Sorrento Valley Road, Suite C, San Diego, CA 92121.   If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by November 30, 2010.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” votes and, with respect to proposals other than the election of directors, “For” and “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under applicable rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and, for the first time under a new amendment to the NYSE rules, election of directors, even if not contested.

How many votes are needed to approve each proposal?

•                  For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.  Only votes “For All” or “Withheld All” or “For All Except” will affect the outcome. Broker non-votes will have no effect.

•                  To be approved, Proposal No. 2, ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010, must receive “For” votes from the holders of a majority of shares present and entitled to vote at the Annual Meeting either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if a majority of the outstanding shares are represented at the meeting in person or by proxy.  At the close of business on the record date, there were 38,223,684 shares outstanding and entitled to vote. Thus, the holders of 19,111,843 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board of Directors presently has seven members.  There are two directors in the class whose term of office expires in 2010.  Each of the nominees listed below is currently a director of the Company.   Messrs. Mark Auerbach and Joseph Chang were previously elected by the stockholders.  If elected at the Annual Meeting, each of these nominees would serve until the 2013 Annual Meeting and until his successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.  It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.   All of our six then-current directors attended the 2009 Annual Meeting.  Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below.  If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Optimer.  Each person nominated for election has agreed to serve if elected.  Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting and a discussion of the specific experience, qualifications, attributes or skills of each person that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director or that qualify such person to continue as a director, respectively, as of the date of this proxy statement.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2013 ANNUAL MEETING

Mark Auerbach

Mr. Auerbach, 72, has served as a director and chairman of the audit committee since June 2005. Over the last 17 years, Mr. Auerbach had served as directors for several companies. From January 2006 through March 2010, Mr. Auerbach served as the Chairman of the Board of Directors for Neuro-Hitech, Inc., an early-stage pharmaceutical company which specialized in brain degenerative diseases.  From June 2007 through August 2009, he served as a director for Collexis, a company which develops knowledge management and discovery software. From July 2007 through February 2009, Mr. Auerbach also served as director for RxElite Holdings, Inc., a company which develops, manufactures and markets generic prescription drug products in specialty generic markets. From September 2003 through October 2006, Mr. Auerbach served as Executive Chairman of the Board of Directors for Par Pharmaceutical Companies, Inc., principally a manufacturer and marketer of generic pharmaceuticals and the parent of Par Pharmaceutical, Inc.  From 1993 to 2005, Mr. Auerbach served as Chief Financial Officer of Central Lewmar LLP, a national fine paper distributor.  Mr. Auerbach received a B.S. degree in accounting from Rider University. Mr. Auerbach’s demonstrated leadership in his field, his knowledge of finance and his experience in general business and financing matters contribute to our conclusion that he should serve as a director.

Joseph Y. Chang, Ph.D.

Dr. Chang, 57, has served as a director since November 1998.  Dr. Chang is the Chief Scientific Officer and Executive Vice President of Nu Skin Enterprises Inc., a publicly-traded personal care and nutritional supplement company.  Dr. Chang served as the President of Pharmanex, Nu Skin Enterprises’ nutritional supplement division, from April 2000 to February 2006.  Dr. Chang served as Vice President of Clinical Studies and Pharmacology of Pharmanex from 1997 until April 2000.  From 1994 until 1997, he was the President and Chief Scientific Officer of Binary Therapeutics, Inc., a development-stage company in the biotechnology industry.  From 1981 to 1991,

Dr. Chang was a research executive at Wyeth Research, a research-based pharmaceutical products company and formerly known as Wyeth-Ayerst Research, and Rhone Poulenc-Rorer Inc., which is now Sanofi-Aventis.  Dr. Chang received a B.S. degree from Portsmouth University and a Ph.D. degree from the University of London. Dr. Chang’s demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contribute to our conclusion that he should serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

Michael N. Chang, Ph.D.

Dr. Chang, 59, has served as our President and Chief Executive Officer and a member of our Board of Directors since our inception in November 1998.  From November 1998 to January 2000, Dr. Chang was the Chief Scientific Officer of Nu Skin Enterprises, Inc., a publicly-traded personal care and nutritional supplement company. Dr. Chang joined Nu Skin Enterprises upon its acquisition of Pharmanex, Inc., a natural healthcare company, which he founded and where he was employed since January 1995 as Senior Vice President, Research and Development and Chief Science Officer.  Before Pharmanex, Dr. Chang worked for 15 years in the pharmaceutical industry, at Merck & Co, Inc., a publicly-traded research-driven pharmaceutical company, Rhone-Poulenc Rorer Inc., which is now Sanofi-Aventis, a publicly-traded pharmaceutical company, and ArQule, Inc., a publicly-traded biotechnology company.  Dr. Chang received a B.S. degree in chemistry from Fu-Jen University in Taiwan, a Ph.D. degree in organic chemistry from Brandeis University and post-doctoral training at the Massachusetts Institute of Technology, or MIT.  Dr. Chang is married to Tessie M. Che, Ph.D., our Senior Vice President, Corporate Affairs and Chief Operating Officer. Dr. Chang’s demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contribute to our conclusion that he should serve as a director.

Anthony E. Altig

Mr. Altig, 54, has served as a director since November 2007.  Mr. Altig currently serves as the Chief Financial Officer at Biotix Holdings, Inc., a company that manufactures microbiological consumables.  From December 2004 to June 2007, Mr. Altig served as the Chief Financial Officer of Diversa Corporation (subsequently Verenium Corporation), a publicly-traded company developing specialized industrial enzymes. Prior to joining Diversa, Mr. Altig served as the Chief Financial Officer of Maxim Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from 2002 to 2004. In addition to these and other corporate positions, Mr. Altig served as a consultant to the biotechnology and technology industry during his tenure at both PricewaterhouseCoopers LLP and KPMG LLP. In addition, Mr. Altig serves as a director and chair of the Audit Committee for MultiCell Technologies, Inc., a publicly-traded biopharmaceutical company and OccuLogix, Inc. dba TearLab Corporation, a publicly-traded health care company focused on evidence-based ophthalmic devices for the diagnosis and treatment of age related eye diseases. Mr. Altig received a B.B.A. degree from the University of Hawaii. Mr. Altig’s demonstrated leadership in his field, his knowledge of finance and his experience in financing matters contribute to our conclusion that he should serve as a director.

Robert L. Zerbe, M.D.

Dr. Zerbe, 59, has served as a director since December 2009.  Dr. Zerbe currently serves as Chief Executive Officer and President at QuatRx Pharmaceutical Company, a private biopharmaceutical company he co-founded in 2000. Prior to founding QuatRx, Dr. Zerbe served as Senior Vice President of Worldwide Clinical Research and Development at Parke-Davis during which time he oversaw the successful development program of Lipitor®, Neurotin®, and other products.  Prior to joining Parke-Davis, he held a variety of research and development positions, including Vice President of Clinical Investigation and Regulatory Affairs at Eli Lilly and Company in the U.S. and U.K.  Dr. Zerbe also serves on the board of directors of A.P. Pharma, Inc. and Aastrom Biosciences, Inc.  Dr. Zerbe earned his medical degree at Indiana University and received his post graduate training in internal medicine, endocrinology and neuroendocrinology at Indiana University and the National Institutes of Mental Health. Dr. Zerbe’s demonstrated leadership in his field, his understanding of our industry and his prior senior management experience contribute to our conclusion that he should serve as a director.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 ANNUAL MEETING

Alain B. Schreiber, M.D.

Dr. Schreiber, 54, has served as a director since May 2001 and our lead independent director since June 2009. Since 2000, Dr. Schreiber has been a Managing Partner at ProQuest Investments, a healthcare venture capital firm.  From May 1992 to June 2000, Dr. Schreiber served as President, Director and Chief Executive Officer of Vical Incorporated, a publicly-traded biopharmaceutical company.  From July 1985 to April 1992, he held various positions with Rhone Poulenc-Rorer Inc., which is now Sanofi-Aventis, most recently as Senior Vice President of Discovery Research.  Dr. Schreiber currently serves on the Board of Directors of several private development stage biotechnology and pharmaceutical companies.  Dr. Schreiber received a B.S. degree in chemistry and an M.D. from the Free University of Brussels and was awarded a postdoctoral fellowship at the Weizmann Institute in Israel. Dr. Schreiber’s demonstrated leadership in his field and his knowledge of finance, general business and our industry, as well as experience in financing matters, contribute to our conclusion that he should serve as a director.

Peter E. Grebow, Ph.D.

Dr. Grebow, 63, has served as a director since February 2009.  Since February 2005, Dr. Grebow has served as the Executive Vice President, Worldwide Technical Operations, at Cephalon Inc., a biopharmaceutical company.  Dr. Grebow joined Cephalon in January 1991, and prior to being appointed to his current position, he served as Senior Vice President, Worldwide Business Development and Senior Vice President, Drug Development. Prior to joining Cephalon, Dr. Grebow served as the Vice President, Drug Development for Rorer Central Research, a division of Rhone-Poulenc Rorer Pharmaceuticals Inc., from 1986 to 1990.  Dr. Grebow received his undergraduate degree from Cornell University, a Masters of Science in Chemistry from Rutgers University and a Ph.D. in Physical Biochemistry from the University of California, Santa Barbara. Dr. Grebow’s demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contribute to our conclusion that he should serve as a director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under the listing standards of the Nasdaq Global Market (“Nasdaq”), a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions and relationships between each current director and former director who served during 2009, or any of his family members, and Optimer, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that each of our current directors are, and each former director that served during 2009 was, during the portion of 2009 which he served, an independent director within the meaning of the applicable Nasdaq listing standards, except for Dr. Michael Chang, our President and Chief Executive Officer.  Dr. Chang is not an independent director by virtue of his employment with the Company.  In making this determination, the Board found that none of the independent directors or nominees for director had a material or other disqualifying relationship with us.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

The Chief Executive Officer of the Company, Dr. Michael Chang, is currently the acting Chairman of the Board of Directors. The Board of Directors has also appointed Dr. Alain Schreiber as lead independent director.

The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board of Directors because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities, leading the discussion regarding those priorities and executing strategy with respect to those priorities. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

LEAD INDEPENDENT DIRECTOR

In addition to developing strategic direction, one of the key responsibilities of the Board of Directors is to hold management accountable for the execution of strategy once it is developed. The Board of Directors believes the combined role of Chairman of the Board of Directors and Chief Executive Officer, together with a lead independent director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

As lead independent director, Dr. Schreiber leads all meetings of the non-management directors held in executive session. In addition, the lead independent director has the following responsibilities: with the Chief Executive Officer, establish the agenda for regular Board of Directors meetings and serve as chairman of Board of Directors meetings; establish the agenda for meetings of the independent directors; coordinate with the committee chairs regarding meeting agendas and informational requirements; preside over executive sessions and other meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; convey any messages from meetings of the independent directors to the Chief Executive Officer; be available to discuss with other directors any concerns he or she may have about the Company and its performance and relay these concerns, where  appropriate, to the full Board of Directors or the Chief Executive Officer; and be available to be consulted by any of the senior executives of the Company as to any concerns that the executive might have.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

The entire Board of Directors and each of its committees are involved in overseeing risk associated with the Company. The Board of Directors and the Audit Committee monitor the Company’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management, external auditors and other advisors. In its periodic meetings with the external auditors and the independent registered public accounting firm, the Audit Committee discusses the scope and plan for audits and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. The Board of Directors and the Nominating and Governance Committee monitor the Company’s governance and succession risk by regular review with management and outside advisors. The Board of Directors and the Compensation Committee monitor Chief Executive Officer succession and the Company’s compensation policies and related risks by regular reviews with management and outside advisors.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eight times during the last fiscal year.  Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  The following table provides current membership information and meeting information for the 2009 fiscal year for each of the Board committees:

Name	Audit	Compensation	Governance and Nominating

Anthony E. Altig	X		X
Mark Auerbach	X*
Joseph Y. Chang		X	X*
Michael N. Chang
Peter E. Grebow		X	X
Alain Schreiber (lead independent director)	X	X*
Robert L. Zerbe		X
Total meetings in fiscal 2009	5	4	2

* Committee Chairperson

Below is a description of each committee of the Board of Directors.  The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and oversees the Company’s corporate accounting and financial reporting process.  For this purpose, the Audit Committee performs several functions.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services  as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and our independent registered public accounting firm the results of the annual audit and the results of the Company’s quarterly financial statements.

Three directors comprise our Audit Committee: Messrs. Auerbach and Altig, and Dr. Schreiber.  Mr. Auerbach is the chairman of the Audit Committee.  Our Board of Directors has determined that Messrs. Auerbach and Altig and Dr. Schreiber qualify as independent “audit committee financial experts,” as defined in applicable rules of the Securities and Exchange Commission (“SEC”).  Our Board of Directors made a qualitative assessment of each Audit Committee member’s level of knowledge and experience based on a number of factors, including their formal education and prior work experience.

The Audit Committee has adopted a written charter that is available on the Company’s website at www.optimerpharma.com and met five times during the fiscal year ended December 31, 2009.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with the Company’s management.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent accountants’ independence.  Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-K for the fiscal year ended December 31, 2009.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDIT COMMITTEE

Mr. Mark Auerbach

Mr. Anthony E. Altig

Dr. Alain Schreiber

Compensation Committee

The Compensation Committee consists of Drs. Joseph Chang, Grebow and Schreiber and, since December 2009, Dr. Zerbe. The functions of this committee include, among other things:

•                  evaluating and recommending to our Board of Directors the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•                  evaluating and recommending to our Board of Directors the type and amount of compensation to be paid or awarded to board members;

•                  evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•                  administering our equity incentive plans;

•                  establishing policies with respect to equity compensation arrangements;

•                  reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers; and

•                  reviewing and evaluating, at least annually, the performance of the Compensation Committee.

The Compensation Committee has adopted a written charter that is available on the Company’s website at www.optimerpharma.com and met four times during the fiscal year ended December 31, 2009. Dr. Schreiber serves as the Chairman of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of ours.  None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE

Dr. Alain Schreiber

Dr. Joseph Y. Chang

Dr. Peter E. Grebow

Dr. Robert L. Zerbe

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors assists the Board in identifying prospective director nominees and recommends to the Board the director nominees for annual meetings of stockholders; recommends members for each Board committee; ensures that the Board is properly constituted to meet its fiduciary obligations to the Company and its stockholders and that the Company follows appropriate governance standards; develops and recommends to the Board governance principles applicable to the Company; and oversees the evaluation of the Board and management.

The Nominating and Corporate Governance Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants and recruiters in this process. As set forth below under “Stockholder Director Recommendations,” the Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements. The Nominating and Corporate Governance Committee will consider all relevant factors, which may include among others the candidate’s experience and accomplishments, the usefulness of such experience to our business, the availability of the candidate to devote sufficient time and attention to Optimer, the candidate’s reputation for integrity and ethics and the candidate’s ability to exercise sound business judgment. In the case of incumbent directors, our Nominating and Corporate Governance Committee reviews each director’s overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In addition, while we do not have a formal policy on diversity, the Nominating and Corporate Committee believes that Board of Directors should represent diverse experience at policy-making levels in business, education and technology, and in areas that are relevant to our business activities. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, and candidates for director are reviewed in the context of the composition of the then current Board of Directors, our requirements and the interests of our stockholders. The Nominating and Corporate Governance Committee recommended the nominations of each of the directors nominated for election at our 2010 Annual Meeting.

The Nominating and Corporate Governance Committee is comprised of Dr. Joseph Chang and Mr. Altig and, since February 2009, Dr. Grebow.  Dr. Chang serves as the Chairperson.  The committee has adopted a written charter which is available on our website at www.optimerpharma.com and held two meetings during the fiscal year ended December 31, 2009.

Stockholder Director Recommendations

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on our Board of Directors. To be considered by the Nominating and Corporate Governance Committee, a stockholder recommendation for director candidates for the 2011 Annual Meeting of stockholders must be received by the committee by November 30, 2010. A stockholder who wishes to recommend a candidate for the Nominating and Corporate Governance Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Corporate Secretary, Optimer Pharmaceuticals, Inc., 10110 Sorrento Valley Road, Suite C, San Diego, California 92121. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our bylaws. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board of Directors has a formal process by which stockholders may communicate with our Board or any of our directors or officers. Stockholders who wish to communicate with our Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Corporate Secretary, Optimer Pharmaceuticals, Inc., 10110 Sorrento Valley Road, Suite C, San Diego, California 92121. All such communications to our directors will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If our Board of Directors modifies this process, we will post the revised process on our website.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.optimerpharma.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver.

COMPENSATION AND OTHER INFORMATION

CONCERNING EXECUTIVE OFFICERS, DIRECTORS AND CERTAIN STOCKHOLDERS

Our executive officers and directors and their respective ages and positions are as follows:

Name	Age	Position
Michael N. Chang, Ph.D.	59	President, Chief Executive Officer and Director
Tessie M. Che, Ph.D.	59	Senior Vice President, Corporate Affairs and Chief Operating Officer
François-Xavier Frapaise, M.D.	59	Senior Vice President, Chief Scientific Officer
Sherwood L. Gorbach, M.D.	75	Senior Vice President, Medical Affairs and Chief Medical Officer
Kevin P. Poulos	50	Vice President, Marketing and Sales and Chief Commercial Officer
John D. Prunty	48	Vice President, Finance, Chief Financial Officer and Corporate Secretary
Youe-Kong Shue, Ph.D.	60	Vice President, Clinical Development
Anthony E. Altig	54	Director
Mark Auerbach	72	Director
Joseph Y. Chang, Ph.D.	57	Director
Peter E. Grebow, Ph.D.	63	Director
Alain B. Schreiber, M.D.	54	Director
Robert L. Zerbe, M.D.	59	Director

Executive Officers

Michael N. Chang, Ph.D. has served as our President and Chief Executive Officer since our inception in November 1998.  From November 1998 to January 2000, Dr. Chang was the Chief Scientific Officer of Nu Skin Enterprises, Inc., a NYSE-listed direct selling company based in Utah.  Dr. Chang joined Nu Skin Enterprises in 1998 upon its acquisition of Pharmanex, Inc., a natural healthcare company, which he co-founded and where he was employed since January 1995 as Senior Vice President, Research and Development and Chief Science Officer.  Before Pharmanex, Dr. Chang worked for 15 years in the pharmaceutical industry, at Merck & Co, Inc., a publicly-traded research-driven pharmaceutical company, Rhone-Poulenc Rorer Inc., which is now Sanofi-Aventis, a publicly-traded pharmaceutical company, and ArQule, Inc., a publicly-traded biotechnology company.  Dr. Chang received a B.S. degree in chemistry from Fu-Jen University in Taiwan, a Ph.D. degree in organic chemistry from Brandeis University and post-doctoral training at the Massachusetts Institute of Technology.  Dr. Chang is married to Tessie M. Che, Ph.D., our Senior Vice President, Corporate Affairs and Chief Operating Officer.

Tessie M. Che, Ph.D. has served as our Senior Vice President, Corporate Affairs and Chief Operating Officer since November 1999.  Dr. Che has over 20 years of industrial and management experience at large companies, including Exxon Mobil Corporation, a petroleum and petrochemical company, Aventis Pharmaceuticals, Inc., a pharmaceutical company, and EniChem S.p.A., a chemical company.  From 1994 to 1996, Dr. Che served as the Chief Operating Officer and Vice President of the M and D Precision Science Group, Inc., a biotechnology company.  In 1994, Dr. Che also co-founded and headed Zhejiang Cinogen Pharmaceutical Co., Ltd., a pharmaceutical company, which later merged with and became a wholly-owned subsidiary of Pharmanex, Inc.  At Pharmanex, she served as Director of Quality Assurance and Senior Director of Ingredient Sourcing from 1995 to 1999.  Dr. Che has a B.S. degree in chemistry from Illinois State University, a Ph.D. in physical-inorganic chemistry from Brandeis University and did post-doctoral work at Columbia University.  Dr. Che is married to Michael N. Chang, Ph.D., our President and Chief Executive Officer.

François-Xavier Frapaise, M.D. has served as our Senior Vice President, Chief Scientific Officer since February 2009.  Prior to joining Optimer, from 2006 to 2008, Dr. Frapaise served as the Chief Medical Officer at Ocera Therapeutics Inc., a privately-held biopharmaceutical company, and then served as President and CEO of Asphelia Pharmaceuticals, Inc., a privately-held clinical-stage company.  From 2001 to 2006, he was the Corporate Officer and Vice President of R&D at TAP Pharmaceutical Products Inc., a pharmaceutical company.  Dr. Frapaise’s career also included positions of Vice President Scientific Affairs at Abbott International Division, Head

of Medical Affairs at Bayer Pharma Europe, Medical Director at Bayer Pharma France, Vice President of R&D at Delagrange (now part of Sanofi-Synthelabo, Inc.), Head of Anti-thrombotics Strategic Marketing at Sanofi International, and Medical Director at Laboratoire Choay.  His development and regulatory experience includes products in the anti-infective, gastroenterologic, anti-thrombotic, diabetes, and cardio-vascular areas.  Dr. Frapaise holds an M.D. degree from Faculte de Medecine Rene Descartes in Paris, France, and is a European Institute for Business Administration (INSEAD) alumnus.

Sherwood L. Gorbach, M.D. has served as our Senior Vice President, Medical Affairs and Chief Medical Officer since November 2005.  After serving on the faculties of Johns Hopkins, University of Illinois, and UCLA, Dr. Gorbach has been at Tufts University School of Medicine since 1975 as, among other things, Professor of Medicine, Public Health and Community Health and a Professor in the School of Nutrition and Social Policy.  Dr. Gorbach was also Chief of Infectious Diseases at New England Medical Center from 1975 to 1987.  In 1990, he served as the President of the Massachusetts Infectious Diseases Society, and in 1995, he was the President of the Society of Microbial Ecology and Disease.  Dr. Gorbach received the Lifetime Achievement Award in Recognition of Exemplary Dedication and Leadership at the 3rd Congress on Anaerobic Bacteria and Infections held in Glasgow, Scotland in 2003.  He was presented the Alexander Fleming Award for Lifetime Achievement in 2007 by the Infectious Diseases Society of America. In 2008, he received a Lifetime Achievement Award from the Anaerobe Society of the Americas and in 2009 he received the Tufts University Alumni Association distinguished Service Award. He has served as editor of the Clinical Infectious Diseases for the past ten years. Dr. Gorbach received his M.D. at the Tufts University School of Medicine in Boston.

Kevin P. Poulos has served as our Vice President, Marketing and Sales and Chief Commercial Officer since July 2006.  Before joining Optimer, Mr. Poulos served as the Senior Director, New Product Marketing and Business Development, for Pfizer Inc. (formerly Wyeth), a research-based, global pharmaceutical company, from March 2004 to June 2006.  From November 2002 to March 2004, Mr. Poulos was an executive consultant for KPP Consulting, LLC, a strategic consulting firm.  He worked for Cline, Davis & Mann, Inc., an advertising agency as a Senior Vice President from March 2002 to November 2002. Prior to joining Cline, Davis & Mann, Inc., Mr. Poulos was employed by Saatchi & Saatchi, Inc. as a Vice-President between September 1999 and March 2002.  Mr. Poulos has also served in a marketing and sales capacity in various positions for Pharmacia & Upjohn, Inc., a pharmaceutical research and development company, from 1998 to 1999, Rhone Poulenc-Rorer Inc., now Sanofi-Aventis, from 1995 to 1998, Lederle Pharmaceuticals, a pharmaceutical company, from 1989 to 1995 and SmithKline Beecham Pharmaceuticals, Plc, now GlaxoSmithKline Plc, a pharmaceutical company, from 1982 to 1989.  Mr. Poulos received his business administration degree in marketing management from Old Dominion University and is a member of the American Society of Microbiology.

John D. Prunty has served as our Vice President, Finance and Chief Financial Officer since June 2006 and Secretary since December 2006.  Before joining us, Mr. Prunty held several key positions with Maxim Pharmaceuticals, Inc., a biopharmaceutical company, from 2000 to 2006, including Chief Financial Officer, Vice President of Finance, and Corporate Secretary.  Prior to his employment at Maxim, Mr. Prunty served as Senior Director of Finance and Corporate Controller at Gen-Probe Incorporated, a manufacturer of nucleic acid tests that diagnose human diseases, from 1997 to 2000.  He also held senior management positions at I-Bus, currently known as I-Bus/Phoenix, Inc., a division of Maxwell Laboratories, Inc., an electronic device company.  Mr. Prunty began his career as an auditor at Ernst & Young LLP, an accounting firm, where he spent seven years in public accounting.  He is a certified public accountant and received a B.B.A. from the University of San Diego and an M.S. in management from San Diego State University.

Youe-Kong Shue, Ph.D. joined us in June 2000 as Senior Director of Chemistry and has served as Vice President, Clinical Development since January 2006.  Prior to joining Optimer, Dr. Shue was with AstraZeneca Plc, a pharmaceutical research company, where he led a drug development program to identify novel therapies to combat H. pylori from 1996 to 2000.  From 1993 to 1996, he worked for Cubist Pharmaceuticals, Inc., as Director of Chemistry, leading research and development into anti-infective products.  He started his career in 1983 at Abbott Laboratories, a broad-based health care company, where he conducted neuroscience research.  Dr. Shue received his Ph.D. in organic chemistry from the University of Pittsburgh and did his post-doctoral training at Massachusetts Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis describes the material elements of compensation earned in the fiscal year ended December 31, 2009 by each of the executive officers identified in the Summary Compensation Table, who are referred to collectively as our “named executive officers.” Our named executive officers with respect to the fiscal year ended December 31, 2009 are Michael N. Chang, President and Chief Executive Officer; John D. Prunty, Vice President, Finance and Chief Financial Officer; Tessie M. Che, Ph.D., Senior Vice President, Corporate Affairs and Chief Operating Officer; Kevin P. Poulos, Vice President, Marketing and Sales and Chief Commercial Officer and François-Xavier Frapaise, Senior Vice President, Chief Scientific Officer.  These persons constitute our principal executive officer, principal financial officer and three most highly compensated other executive officers serving during 2009. This disclosure includes payments that were made and compensation-related actions that were taken in the first quarter of 2010, where these payments and decisions related to performance in 2009.

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, and to tie annual and long-term cash and stock incentives to company performance.  To achieve these objectives, the Compensation Committee develops and maintains compensation plans that tie a material portion of executives’ overall compensation to key strategic financial and operational goals, such as the establishment of key strategic relationships, the development of our product candidates and the identification and advancement of additional product candidates.  The Compensation Committee also attempts to set individual executive compensation at levels the committee believes are comparable to that of executives in other companies of similar size and stage of development operating in the biotechnology industry, while taking into account our relative performance and our own strategic goals.

We conduct an annual benchmark review of our executive compensation. This review is conducted by the Human Resources Department and provided to the Compensation Committee for discussion and analysis.  This review primarily analyzes annual base and incentive compensation and equity.  Sources for this review include Equilar Insight, the Radford Global Life Science survey of executive compensation and the San Diego Biotech Employee Development Coalition (“BEDC”) survey.  The compensation surveys review executive compensation of participating public and private companies.  Equilar is a resource for benchmarking executive compensation, and includes data from primarily publicly-traded companies. Equilar reports can be generated by position and separated by industry, company size, and geographical area. The Radford Global Life Sciences Survey is a nationally recognized assessment of executive compensation widely used within the pharmaceutical industry. The BEDC survey included 67 life science company participants primarily in the San Diego area.

In October 2009, Equilar’s research database was used to assist in a determination of peer group companies.  Based on the selection criteria of companies in our market profile (pharmaceutical, biotech, specialty pharmaceutical and medical device) with a market cap of $200 million to $700 million, annual reported revenue of less than $15 million, and a company size of 50 to 200 employees, 19 companies were selected as peer group comparisons.  The selected peer group is comprised of  Amicus Therapeutics, Inc., Ardea Biosciences, Inc., Arqule, Inc., Cadence Pharmaceuticals, Inc., Cyokinetics, Incorporated, Geron Corporation, GTx, Inc., Halozyme Therapeutics, Inc., Idenix Pharmaceuticals, Inc., Immunomedics, Inc., Metabolix, Inc., Momenta Pharmaceuticals, Inc., Novavax, Inc., OPKO Health, Inc., Orexigen Therapeutics, Inc., Osiris Therapeutics, Inc.,  Pharmasset, Inc.,  Poniard Pharmaceuticals, Inc. and Vical Incorporated.

We benchmark the base salaries, equity holdings and target cash bonuses of our executive officers against the median compensation for similarly-situated executives reported in the surveys and in our peer group.  We believe that the companies in the surveys and in our peer group provide us with appropriate compensation benchmarks for base salaries, equity holdings and target cash bonuses because these companies are in the same industry, are of similar size and tend to compete with us for executives.  The Compensation Committee believes that this benchmarking is therefore an important means of achieving one of its primary objectives of attracting and retaining the best executives.

In order to achieve the other primary objective of tying compensation to company performance, the Compensation Committee uses equity compensation and performance-based cash incentives.  As described more fully below, the Compensation Committee designs these elements of compensation to motivate our executive officers to achieve important corporate and individual goals that it believes will drive company performance and ultimately enhance stockholder value.

Elements of Executive Compensation

Executive compensation consists of the following elements:

Base Salary

The initial base salaries for our executives are established at the time of hire taking into account the executive officer’s scope of responsibilities, qualifications, experience, competitive salary information and internal equity.  Base salaries for ensuing years are determined based on an assessment of the executive’s performance against job responsibilities, overall company performance, merit increase survey data and competitive salary information of similar size pharmaceutical companies.  For purposes of setting base salary levels, the Compensation Committee considers both an executive’s exhibited value to the organization and its business, as well as his or her anticipated contributions to the success (both short-term and long-term) of the Company.  Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  This review occurs each year in or promptly after the fourth quarter with the annual adjustment in base salaries, if any, made effective as of January 1. The Compensation Committee reviews base salaries and any change in base salary will reflect the prior year’s business and individual performance achievements as well as the market analysis of companies represented in the compensation surveys we review and our peer group.

Performance-Based Cash Incentives

We use cash incentive awards to re-enforce our performance-based compensation policy. On January 8, 2009, the Compensation Committee of the Board of Directors adopted the Optimer Pharmaceuticals, Inc. 2009 Incentive Compensation Plan (the “2009 Bonus Plan”).  The 2009 Bonus Plan provided for the payment of cash bonuses to our Chief Executive Officer, Vice Presidents and director-level employees. Under the 2009 Bonus Plan, each participant was assigned a target bonus equal to a percentage of annual base salary.  For executive officer participants other than our Chief Executive Officer, 75% of overall goal achievement was based on corporate goals and 25% was based on individual goals.  The bonus paid to our Chief Executive Officer under the 2009 Bonus Plan was based entirely on the achievement of corporate goals. All 2009 Bonus Plan participants had the same corporate goals, which were recommended by our Chief Executive Officer and approved by our Compensation Committee.  Individual goals were established by our Chief Executive Officer upon consultation with other 2009 Bonus Plan participants. The degree to which corporate and individual goals were met was determined by our Compensation Committee after the end of our 2009 fiscal year. The Compensation Committee had the discretion to grant awards that exceeded the target awards in the case of exemplary achievement or eliminate or reduce awards below the amount otherwise determined by multiplying the target award amount by the applicable “goal achievement percentage”.

The corporate goals for 2009 related to the following categories at the relative weightings indicated, which were based on the Compensation Committee’s assessment of the relative importance of each category to the Company’s performance: (i) progress in our fidaxomicin development program (including completing a 65% data cut, completing enrollment, and announcing positive top-line results from the second fidaxomicin Phase 3 trial, preparing for an NDA submission and preparing for pre-approval inspections of fidaxomicin manufacturing facilities), weighted at 40%, (ii) fidaxomicin business development initiatives (including solicitation and negotiation of term sheets and entry into a definitive collaboration or partnership agreement), weighted at 30%, (iii) progress in our fidaxomicin oral suspension formulation (including preparation of a development strategy, filing of an IND and initiation of studies), weighted at 10%, (iv) progress in our Pruvel™ development program (including announcing positive top-line results from the second Pruvel Phase 3 trial, preparing an NDA submission and preparing for pre-approval inspections of Pruvel manufacturing facilities), weighted at 10%, and (v) in-licensing efforts with respect to selected product candidates (including evaluating particular in-licensing candidates and, if appropriate, negotiating the terms of in-licensing arrangements and beginning development of selected in-licensing candidates), weighted at 10%.

Individual goals were tailored for each executive officer based on our business plan for 2009 and the Chief Executive Officer’s recommendations. The individual goals for 2009 related to the following categories: (i) progress and milestones of our clinical trials for fidaxomicin and Pruvel, (ii) finance, including the completion of fundraisings, as appropriate, and managing cash burn to within budget, (iii) compliance and risk mitigation, (iv) corporate governance, including supporting the recruitment of new directors, as necessary, (v) corporate planning, (vi) strategic opportunities, including creating value through partnering and evaluating in-licensing opportunities, (vii) intellectual property and (viii)  investor and analyst relations, including attending investors conferences and non-deal road shows, engaging in regular telephonic communications and issuing timely press releases.

Corporate and individual goals were intended to reflect a mix of short- and long-term performance objectives.  We typically expect the level of achievement of each goal to fall in the mid to upper end of the scale.  The Compensation Committee believes that the corporate goals it approved for 2009 were stretch goals, but achievable goals, set in a manner to motivate the Company’s executives and other participants to advance corporate performance and create stockholder value.  By way of example regarding the difficulty of achieving the corporate goals set by the Compensation Committee, in 2009, even though the Company made substantial progress in achieving many of its corporate goals for the year, the Compensation Committee determined that only 75% of the weighted value of the 2009 corporate objectives was achieved for our executive officers under the 2009 Bonus Plan.

All of our executive officers participated in the 2009 Bonus Plan. The following table lists our named executive officers, their incentive target under the 2009 Bonus Plan expressed as a percentage of their annual base salary, and the relative weighting assigned to corporate and individual goals:

		Relative Weighting
Named Executive Officer	Incentive Target	Corporate Goals	Individual Goals
Michael N. Chang	50%	100%	—
Tessie M. Che	35%	75%	25%
Kevin P. Poulos	35%	75%	25%
John D. Prunty	35%	75%	25%
François-Xavier Frapaise	35%	75%	25%

For any 2009 Bonus Plan participant, both corporate and individual goals, as applicable, had to be achieved at a minimum 75% level for any award to take place.  In addition, 2009 Bonus Plan participants must have been employed by us prior to July 1, 2009 to be eligible for an award in such year.  2009 Bonus Plan participants that were hired after January 1, 2009 and before July 1, 2009 would have had their award pro-rated in such year. If a 2009 Bonus Plan participant was terminated during the year, he or she would not be entitled to participate in the 2009 Bonus Plan, except if the termination was due to death or disability, in which case the participant would have been eligible to participate on a pro rated basis.  In the event that we underwent a change in control, it would have been assumed that 100% of corporate and individual goals had been met and each 2009 Bonus Plan participant would have been entitled to the resulting award, pro rated to the date of the change in control.

In January 2010, the Compensation Committee determined that 75% of the weighted value of the 2009 corporate objectives previously described was achieved for our executive officers under the 2009 Bonus Plan. With regard to the 2009 individual goals, the Compensation Committee determined that Dr. Che and Mr. Prunty achieved 87.5% of the weighted value of their goals, Dr. Frapaise achieved 81.25% of the weighted value of his goals, and Mr. Poulos achieved 78.12% of the weighted value of his goals.

In March 2010, the Compensation Committee approved 2010 corporate goals and the 2010 Incentive Compensation Plan (“2010 Bonus Plan”) for all of our executive officers for use in determining cash incentive awards for 2010. For the executive officers, the 2010 Bonus Plan is substantially similar to the 2009 Bonus Plan.

Long-Term Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards.  Our stock plans have been established to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders.  The Compensation Committee believes that the use of stock and stock-based awards offers the best approach to achieving our long-term compensation goals.  We have historically elected to use stock options as the primary long-term equity incentive vehicle.  We have not adopted stock ownership guidelines and our stock compensation plans provide the principal method for our executive officers to acquire equity in our company.  We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies.

Stock Options.  Our 2006 Equity Incentive Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.  Our Compensation Committee oversees the administration of our stock option plan.  In September 2008, our Board of Directors established a New Hire Stock Option Committee consisting of the Chief Executive Officer and the Chief Financial Officer and authorized the Committee to grant stock options to newly hired employees within certain pre-approved guidelines.  Stock option grants are made at the commencement of employment and, from time to time thereafter, following a significant change in job responsibilities, to meet other special retention objectives or for other reasons our Compensation Committee deems appropriate.  The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations.  Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management, such as Dr. Chang, our President and Chief Executive Officer.  In January 2009, our named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards” and “Stock Option Grants and Awards to Executive Officers” in connection with merit-based grants made by the Board of Directors to a large number of employees which were intended to encourage an ownership culture among our employees. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a four-year period with 25% vesting twelve months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment, and generally expire ten years after the date of grant.  Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

The following are principal reasons we use stock options as a long-term incentive vehicle:

•                  Stock options align the interests of executives with those of our stockholders, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

•                  Stock options are performance based.  All the value received by the recipient from a stock option is based on the increase of our stock price.

•                  Stock options help to provide a balance to the overall executive compensation program. Base salary and our annual Bonus Plan focus on short-term compensation, while the vesting provisions of stock options focus on long term compensation.

•                  The vesting period of stock options encourages executive retention.

Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.  Our 2006 Equity Incentive Plan authorizes us to grant stock appreciation rights, or SARs, restricted stock and restricted stock units.  To date, we have not granted any SARs or restricted stock units under our 2006 Equity Incentive Plan and there are no current plans to do so.  In September 2007, we granted 2,500 shares of stock awards to Michael Chang and to each of our other directors at the time. We have not granted stock awards since September 2007.

Employee Stock Purchase Plan.  We also have adopted an employee stock purchase plan as a further benefit to executive officers, as well as other employees, and to encourage employee ownership. Under this employee stock purchase plan, participants may elect to have a portion of their cash compensation withheld for purchases of our common stock on certain dates set forth in the plan. The price of our common stock purchased under our employee stock purchase plan is equal to 85% of the lower of the fair market value of our common stock on the date of enrollment or the exercise date of the purchase period.  The offering periods commence on the first trading day on or after May 15 and November 15 of each year.

Risk Assessment

We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance and evaluation of performance results assists in preventing excessive risk-taking that could harm our value or reward poor judgment by our executives and rewarding sound risk management practices. Further, with respect to our incentive compensation programs, a substantial majority (75%) of the metrics that determine payouts for most of our executive officers are company-wide metrics. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our stockholders as a whole. The mix of equity award instruments used under our long-term incentive program also mitigates risk. Finally, the multi-year vesting of our equity awards and our stock ownership guidelines properly account for the time horizon of risk.

Other Compensation

Consistent with our compensation philosophy, we maintain general benefits for all of our full-time employees, including medical, dental, vision, long-term disability and life insurance coverage and the ability to contribute to a 401(k) retirement plan; however, the Compensation Committee in its discretion may revise, amend or add to these benefits if it deems it advisable.

Change in Control and Severance Arrangements

In October 2008, the Compensation Committee adopted a Severance Benefit Plan covering certain eligible employees, including our executive officers.  Pursuant to the plan, upon an involuntary termination other than for cause, an eligible employee may be entitled to receive specified severance benefits. The benefits may include continuation of base salary payments and acceleration of stock award vesting.  The level of benefits provided under the plan depends upon an eligible employee’s position and years of service, and whether the termination is related to a change in control. Under our 2009 Bonus Plan and now under our 2010 Bonus Plan, in the event of a change in control, all participants will receive the pro rata share of the annual bonus for the year in which the change in control occurs, calculated on the basis of each participant’s target award for that year and on the assumption that all performance goals have been or will be achieved at 100%.  In adopting these severance and change in control arrangements, the Compensation Committee considered that executives, especially highly ranked executives, often face challenges securing new employment following termination, and that termination often occurs following a change in control transaction.  The Compensation Committee believes, therefore, that these severance arrangements help us attract and retain the best executive officers and will also help keep our executive officers focused on our and our stockholders’ best interests during any change in control transaction.  Additional details about these severance provisions, including definitions of “Cause” and “Change in Control” can be found under “Potential Payments Upon Termination or Change in Control,” below.  The Compensation Committee believes that our executive severance benefits are generally in line with severance packages offered to executives of the companies of similar size to us represented in the compensation data the Compensation Committee reviewed.

EXECUTIVE COMPENSATION

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2009, 2008 and 2007 by our chief executive officer, our chief financial officer and our three other most highly compensated executive officers who were employed by us as of the end of the applicable fiscal year and whose total compensation exceeded $100,000 during the applicable fiscal year.  We refer to our chief executive officer, chief financial officer and these other executive officers as our “named executive officers”.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)
Michael N. Chang, Ph.D.	2009	$380,000	$—		$—		$545,680	$142,500	$—	$1,068,180
President, Chief Executive Officer and Director	2008	365,000	—		—		278,747	169,000	—	812,747
	2007	350,000	—		21,175	(3)	621,920	175,000	—	1,168,095

John D. Prunty, Vice President, Finance, Chief Financial Officer and Corporate Secretary	2009 2008 2007	250,000 240,000 214,804	— — —		— — —		204,630 119,463 155,480	68,500 77,500 75,000	— — —	523,130 436,963 445,284

Tessie M. Che, Ph.D.	2009	260,750	—		—		204,630	71,500	—	536,880
Senior Vice President, and Chief Operating Officer	2008	250,000	—		—		119,463	80,500	—	449,963
	2007	236,025	—		—		186,576	82,000	—	504,601

Kevin P. Poulos,	2009	200,000	—		—		204,630	53,000	—	457,630
Vice President, Chief Commercial Officer	2008	192,000	—		—		99,553	60,000	—	351,553
	2007	182,963	30,000	(4)	—		111,946	63,000		387,909

François-Xavier Frapaise,
Senior Vice President, Chief Scientific Officer (5)									—
	2009	243,023	—		—		826,128	65,000		1,134,151

(1)          Amounts shown reflect aggregate full grant date fair value of option awards granted during the year in accordance with FASB ASC Topic 718. Pursuant to FASB ASC Topic 718, the amounts shown here exclude the impact of estimated forfeitures related to service—based vesting conditions.  For additional information, on the valuation assumptions underlying the value of these options, see Part II, Item 8 “Financial Statements and Supplementary Date” of our 2009 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements, Note 8, “Stockholders Equity”.

(2)          Represents awards approved under the 2009, 2008 and 2007 Bonus Plans, as applicable.

(3)          Represents 2,500 shares of common stock Dr. Chang received for his service on our Board of Directors in 2007. Amounts shown reflect the aggregate grant date fair value in accordance with FASB ASC Topic 718, for all stock awards granted prior to and during the indicated year, without giving effect to estimated forfeitures. Assumptions used in the calculation of these amounts are included under the heading “Stock-Based Compensation” in Note 1 of the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(4)          Represents sign-on and relocation bonus Mr. Poulos received in connection with his employment.

(5)          Dr. Frapaise joined the Company in February 2009 and was not a named executive officer in 2008 or 2007.

GRANTS OF PLAN-BASED AWARDS

The following table presents information concerning grants of plan-based awards to each of our named executive officers during 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)						All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Options (#)	Awards ($/Sh)	Awards ($)

Michael N. Chang	—	142,500		190,000		190,000
	1/8/2009							80,000	10.75	545,680
John D. Prunty	—	65,625		87,500		87,500
	1/8/2009							30,000	10.75	204,630
Tessie M. Che	—	68,447		91,263		91,263
	1/8/2009							30,000	10.75	204,630
Kevin P. Poulos	—	52,500		70,000		70,000
	1/8/2009							30,000	10.75	204,630
François-Xavier Frapaise	—	63,834	(2)	85,112	(2)	85,112	(2)
	2/19/2009							120,000	10.85	826,128

(1)

Our 2009 Bonus Plan was our only non-equity incentive plan in 2009. The amounts shown in the “threshold” column reflect the minimum payment level under the 2009 Bonus Plan, which was determined by assuming that 75% of corporate and individual goals were achieved. The amount shown in the “target” column and “maximum” columns reflect the applicable target awards as a percentage of each named executive officer’s 2009 base salary. Under the terms of the 2009 Bonus Plan, the Compensation Committee had the discretion to grant awards that exceeded the target awards in the case of exemplary achievement or eliminate or reduce awards below the amount otherwise determined by multiplying the target award amount by the applicable “goal achievement percentage”.

(2)	Amounts are pro-rated since Dr. Frapaise joined the Company in February 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date

Michael N. Chang	3,461	—		1.0834	10/1/2014
	3,461	—		1.0834	10/1/2014
	37,478	—		1.0834	10/1/2014
	46,153	—		1.0834	6/30/2015
	217,263	—		1.0834	6/30/2015
	3,461	—		2.1667	7/12/2016
	3,461	—		2.1667	7/12/2016
	68,750	31,250	(1)	9.7000	3/29/2017
	33,541	36,459	(1)	6.9000	1/4/2018
	—	80,000	(1)	10.7500	1/8/2019

John D. Prunty	88,844	12,692	(1)	2.1667	7/12/2016
	17,187	7,813	(1)	9.7000	3/29/2017
	14,375	15,625	(1)	6.9000	1/4/2018
	—	30,000	(1)	10.7500	1/8/2019

Tessie M. Che	4,615	—		1.0834	2/13/2013
	25,197	—		1.0834	10/1/2014
	29,999	—		1.0834	6/30/2015
	3,653	962	(1)	2.1667	9/13/2016
	20,625	9,375	(1)	9.7000	3/29/2017
	14,375	15,625	(1)	6.9000	1/4/2018
	—	30,000	(1)	10.7500	1/8/2019

Kevin P. Poulos	86,728	14,808	(1)	2.1667	7/12/2016
	12,375	5,625	(1)	9.7000	3/29/2017
	11,979	13,021	(1)	6.9000	1/4/2018
	—	30,000	(1)	10.7500	1/8/2019

François-Xavier Frapaise	—	120,000	(1)	10.85	2/19/2019

(1)	1/4th of the shares subject to the option vest one year following vesting commencement date, and 1/48th of the total number of the shares subject to the option vest monthly thereafter.

Option Exercises and Stock Vested at Fiscal Year End

Michael Chang and Tessie Che exercised options to purchase an aggregate of 150,364 shares of common stock on January 7, 2009.  None of our executive officers held stock awards that vested during the fiscal year ended December 31, 2009.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.  The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We currently have an employment agreement with one of our named executive officers, Michael N. Chang, our President and Chief Executive Officer.  We have offer letter agreements with our other named executive officers, John D. Prunty, our Vice President, Finance, Chief Financial Officer and Corporate Secretary, Tessie M. Che, our Senior Vice President, Corporate Affairs and Chief Operating Officer, François-Xavier Frapaise, our Senior Vice President, Chief Scientific Officer and Kevin P. Poulos, our Vice President, Chief Commercial Officer.

On June 21, 2005, we entered into a four year employment agreement with Michael N. Chang.  On June 17, 2009, we amended this agreement to extend the term an additional four years.  Dr. Chang’s current annual base salary is $393,000.  The agreement provides that we may terminate Dr. Chang’s employment at any time.  Dr. Chang may voluntarily resign at any time on 30 days’ written notice.  If we terminate his employment or he resigns, Dr. Chang is entitled to receive any unpaid prorated base salary along with all benefits and expense reimbursements to which he is entitled.  Dr. Chang has severance arrangements which are described under Change in Control and Severance Arrangements.

Upon hire, we entered into offer letter agreements with Drs. Che and Frapaise and Messrs. Prunty and Poulos.  The letter agreements set forth the executives’ initial base salary and the terms of an initial stock option grant.  Drs. Che’s and Frapaise’s and Messrs. Prunty’s and Poulos’ current annual base salaries are $270,789, $288,025, $259,625 and $206,000, respectively.  Each of our named executive officers is entitled to receive all customary and usual fringe benefits provided to our executives.  Our named executive officers also have severance arrangements which are described under the Change in Control and Severance Arrangements.

In March 2010, our Compensation Committee adopted the 2010 Bonus Plan. Under this plan, in the event of a change in control, all participants will receive the pro rata share of the annual bonus for the year in which the change in control occurs, calculated on the basis of each participant’s target award for that year and on the assumption that all performance goals have been or will be achieved at 100%.

Employee Proprietary Agreement

Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions.  Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Employee Benefit Plans

Stock Plans

1998 Stock Plan. The 1998 stock plan was terminated effective February 2007 in connection with our initial public offering.  As of December 31, 2009, outstanding options to purchase 1,129,778 shares of common stock remained subject to the terms of this plan.

2006 Equity Incentive Plan.  Our Board of Directors adopted our 2006 equity incentive plan in December 2006 and our stockholders approved the plan in January 2007.  Our 2006 equity incentive plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants. As of December 31, 2009, outstanding options to purchase 1,336,973 shares of common stock were subject to the terms of this plan.

Share Reserve.  As of December 31, 2009, we had reserved a total of 3,500,000 shares of our common stock for issuance pursuant to the 2006 stock plan.  In addition, our 2006 equity incentive plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, beginning with our 2008 fiscal year, equal to the lesser of:

•                  5% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year;

•                  750,000 shares; or

•                  such other amount as our Board of Directors may determine.

As of December 31, 2009, 2,138,421 shares were available for future grant under this plan. Pursuant to the annual increase provision, 750,000 additional shares of the Company’s common stock were reserved for issuance under the 2006 Plan on January 1, 2010.

Administration.  Our Compensation Committee is responsible for administering all of our equity compensation plans.  In September 2008, the Company’s board of directors established a New Hire Stock Option Committee consisting of the Chief Executive Officer and the Chief Financial Officer authorizing them to grant stock options to newly hired employees within certain pre-approved guidelines.  In order for certain options to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code the committee must consist of two or more “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.  The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise.  The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered in exchange for awards with a lower exercise price, or outstanding awards may be transferred to a third party.

Stock Options.  The exercise price of options granted under our 2006 equity incentive plan must at least be equal to the fair market value of our common stock on the date of grant.  The term of an incentive stock option may not exceed ten years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.  The administrator determines the term of all other options.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in the option agreement.  Generally, if termination is due to death or disability, the option will remain exercisable for 12 months.  In all other cases, the option will generally remain exercisable for three months.  However, an option may not be exercised later than the expiration of its term.

Stock Appreciation Rights.  Stock appreciation rights may be granted under our 2006 equity incentive plan.  Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant.  The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.  Stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock Awards.  Restricted stock may be granted under our 2006 equity incentive plan.  Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator.  The administrator will determine the number of shares of restricted stock granted to any employee.  The administrator may impose whatever conditions to vesting it determines to be appropriate.  For example, the administrator may set restrictions based on the achievement of specific performance goals.  Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units.  Restricted stock units may be granted under our 2006 equity incentive plan.  Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis.  The administrator determines the terms and conditions of restricted stock units including the vesting criteria and the form and timing of payment.

Performance Units and Shares.  Performance units and performance shares may be granted under our 2006 equity incentive plan.  Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest.  The administrator will establish organizational or individual performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.  Performance units shall have an initial dollar value established by the administrator prior to the grant date.  Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date.  Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the administrator.

Transferability of Awards.  Unless the administrator provides otherwise, our 2006 equity incentive plan does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

Change in Control Transactions.  Our 2006 equity incentive plan provides that in the event of our “change in control,” the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award.  If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions shall lapse and become fully exercisable.  The administrator will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met.  The option or stock appreciation right will terminate upon the expiration of the period of time the administrator provides in the notice.  In the event the service of an outside director is terminated on or following a change in control, other than pursuant to a voluntary resignation, his or her options and stock appreciation rights will fully vest and become immediately exercisable, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met.

Plan Amendments and Termination.  Our 2006 equity incentive plan will automatically terminate in 2016, unless we terminate it sooner.  In addition, our Board of Directors has the authority to amend, suspend or terminate the 2006 equity incentive plan provided such action does not impair the rights of any participant.

Employee Stock Purchase Plan

Concurrent with our initial public offering in February 2007, we established the employee stock purchase plan.  Our Board of Directors adopted the employee stock purchase plan in December 2006, and our stockholders approved the plan in January 2007.

Share Reserve.  As of December 31, 2009, we reserved a total of 500,000 shares of our common stock under our employee stock purchase plan. In addition, our employee stock purchase plan provides for annual increases in the number of shares available for issuance under the employee stock purchase plan on the first day of each fiscal year, beginning with our 2008 fiscal year, equal to the lesser of:

•                  3% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year;

•                  300,000 shares; or

•                  such other amount as may be determined by our Board of Directors.

An aggregate of 44,826 shares of common stock were purchased during the year-end December 31, 2009 and as of December 31, 2009, 384,765 shares were available for future purchases under this plan. Due to the high number of shares available to purchase as of December 31, 2009, our Board of Directors determined that no additional shares would be made available for issuance on January 1, 2010.

Administration.  Our Compensation Committee is responsible for administering our employee stock purchase plan.  Our Board of Directors or its committee has full and exclusive authority to interpret the terms of the employee stock purchase plan and determine eligibility.

Eligibility.  All of our employees are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year.  However, an employee may not be granted rights to purchase stock if such employee:

•                  immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or

•                  has rights to purchase stock under all of our employee stock purchase plans which accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which such rights are outstanding.

Offering Periods.  Our employee stock purchase plan is intended to qualify under Section 423 of the Internal Revenue Code and provides for consecutive, non-overlapping six-month offering periods.  The offering periods generally start on the first trading day on or after May 15 and November 15 of each year.

Limitations.  Our employee stock purchase plan permits participants to purchase common stock through payroll deductions of up to 10% of their eligible compensation which includes a participant’s straight time gross earnings, commissions, overtime and shift premium, exclusive of payments for incentive compensation, bonuses and other compensation.

Purchase of Shares.  Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each six-month offering period.  The purchase price is 85% of the fair market value of our common stock at the lower of the exercise date or the first day of the applicable offering period.  Participants may end their participation at any time during an offering period, and will be paid their payroll deductions to date.  Participation ends automatically upon termination of employment with us.

Transferability.  A participant may not transfer rights granted under the employee stock purchase plan other than by will, the laws of descent and distribution or as otherwise provided under the employee stock purchase plan.

Change of Control Transactions.  In the event of our “change of control,” a successor corporation may assume or substitute each outstanding purchase right.  If the successor corporation refuses to assume or substitute for the outstanding purchase rights, the offering period then in progress will be shortened, and a new exercise date will be set.

Plan Amendments and Termination.  Our employee stock purchase plan will automatically terminate in 2016, unless we terminate it sooner.  In addition, our Board of Directors has the authority to amend, suspend or terminate our employee stock purchase plan, except that, subject to certain exceptions described in the employee stock purchase plan, no such action may adversely affect any outstanding rights to purchase stock under our employee stock purchase plan.

401(k) Plan

We maintain a 401(k) Plan, which is intended to be a tax-qualified retirement plan.  The 401(k) Plan covers substantially all of our employees.  Currently, employees may elect to defer up to 100% of their compensation, or the statutorily prescribed limit, if less, to the 401(k) Plan.  Under the 401(k) Plan, we may elect to make a discretionary contribution or match a discretionary percentage of employee contributions but we currently do not make any contributions nor have we matched any employee contributions.  The 401(k) Plan has a discretionary profit sharing component, which to date we have not implemented, whereby we can make a contribution in an amount to be determined annually by the Board of Directors.  An employee’s interests in his or her deferrals are 100% vested when contributed.  The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code.  As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

Potential Payments Upon Termination or Change of Control

In October 2008, the Compensation Committee approved a Severance Benefit Plan pursuant to which our named executive officers may receive severance benefits upon involuntary termination without cause or, in the case of Dr. Chang, a constructive termination. The benefits may include continuation of base salary payments and acceleration of stock award vesting.  The level of benefits provided under the plan depends upon an eligible employee’s position and years of service, and whether the termination is related to a change in control.  Executives with less than 3 years of service at the time of a termination without cause which is not within 12 months of a change in control are entitled to 3 months (or 6 months in the case of our Chief Executive Officer) of continued base salary payments and 6 months of vesting of all then-unvested and outstanding equity awards.  Executives with 3 or more years of service at the time of a termination without cause which is not within 12 months of a change in control are entitled to one month of continued base salary payments, up to a maximum of 9 months, for each year of service (or 12 months of continued base salary payments in the case of our Chief Executive Officer) and 12 months (or 24 months in the case of our Chief Executive Officer) of vesting of all then-unvested and outstanding equity awards.  If any of our executives with less than 3 years of service are terminated without cause within 12 months following a change in control, they will be entitled to 6 months (or 12 months in the case of our Chief Executive Officer) of continued base salary payments and immediate vesting of all then-unvested and outstanding equity awards.  If any of our executives with 3 or more years of service are terminated without cause within 12 months following a change in control, they will be entitled to 9 months (or 12 months in the case of our Chief Executive Officer) of continued base salary payments and immediate vesting of all then-unvested and outstanding equity awards.

Termination of employment for “Cause” is defined as any one of the following events:  (i) fraud or act of dishonesty against the Company, (ii) intentional, material violation of any contract or agreement between the executive and the Company, (iii) unauthorized us or disclosure of confidential information or trade secrets, (iv) habitual neglect of duties of employment, (v) indictment, charge, or conviction of a felony or (vi) gross misconduct.  “Change in Control”  is defined as (i) a sale, lease or disposition of all or substantially all of the assets of the Company or (ii) a merger or consolidation where the stockholders of the company immediately prior to such event do not retain more than 50% of the voting power of and interest in the successor entity.  “Constructive Termination” is defined in Dr. Chang’s employment agreement as Dr. Chang terminating his employment as a result of (i) a material diminution in Dr. Chang’s authority, duties or responsibilities, (ii) the relocation of the principal place for the rendering of Dr. Chang’s services to a location that requires a one-way increase in his driving distance of more than thirty miles or (iii) a material reduction of Dr. Chang’s annual base compensation, which is not applicable to all the Company’s senior executive employees.

In order to  receive any benefits under the Severance Benefit Plan, individuals must have been employed by us for at least 180 days prior to their termination, sign a general release and waiver of all claims against Optimer, and return all company property.  In addition, severance benefits will terminate immediately if during the severance period the individual violates any material proprietary information, non-disparagement, confidentiality or non-solicitation obligation to us.

Under our 2009 Bonus Plan and now under our 2010 Bonus Plan, in the event of a change in control, all our named executive officers will receive the pro rata share of the annual bonus for the year in which the change in control occurs, calculated on the basis of each participant’s target award for that year and on the assumption that all performance goals have been or will be achieved at 100%.

The following table provides details of potential payments which could occur upon termination of the named executive officers or in the event of a change of control of the Company assuming a triggering event occurred on December 31, 2009.

Name and Benefit	Termination without Cause ($)	Change in Control ($)	Termination without Cause and within 12 months of Change in Control ($) (1)
Michael N. Chang
Salary	393,000	—	393,000
Bonus	—	196,500	—
Accelerated vesting of stock options *	183,283	—	249,988
John D. Prunty
Salary	64,906	—	194,719
Bonus	—	90,869	—
Accelerated vesting of stock options *	165,602	—	211,687
Tessie M. Che
Salary	180,526	—	203,092
Bonus	—	94,776	—
Accelerated vesting of stock options *	60,782	—	107,357
Kevin P. Poulos
Salary	51,500	—	154,500
Bonus	—	72,100	—
Accelerated vesting of stock options *	176,654	—	216,135
François-Xavier Frapaise
Salary	72,006	—	144,012
Bonus	—	100,809	—
Accelerated vesting of stock options *	6,300	—	33,600

* Computed by multiplying the difference between the closing market price of our common stock on December 31, 2009 of $11.27 and the exercise price of each stock option vested as a result of the termination by the number of accelerated stock options.

(1)  Pursuant to the terms of the 2009 Bonus Plan, a change in control occurring prior to a termination without cause would also have resulted in a pro rated bonus payment based on the date of the change in control.

Director Compensation

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board of Directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)		Option Awards (1) ($)		Total ($)
Anthony E. Altig	25,000		32,232	(2)	57,232
Mark Auerbach	25,000		32,232	(3)	57,232
Joseph Y. Chang, Ph.D.	25,000		32,232	(4)	57,232
Peter E. Grebow, Ph.D.	21,563		101,112	(5)	122,675
Alain B. Schreiber, M.D.	25,000	(7)	32,232	(6)	57,232
Robert L. Zerbe, M.D.	2,000		67,284	(8)	69,284

(1)

Amounts shown reflect aggregate full grant date fair value of option awards granted during the year in accordance with FASB ASC Topic 718. Pursuant to FASB ASC Topic 718, the amounts shown here exclude the impact of estimated forfeitures related to service—based vesting conditions. Per additional information, on the valuation assumptions underlying the value of these options, see Part II, Item 8 “Financial Statements and Supplementary Date” of our 2009 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements, Note 8, “Stockholders Equity”.

(2)	Mr. Altig had outstanding options to purchase an aggregate of 20,000 shares as of December 31, 2009.
(3)	Mr. Auerbach had outstanding options to purchase an aggregate of 13,461 shares as of December 31, 2009.
(4)	Dr. Chang had outstanding options to purchase an aggregate of 35,381 shares as of December 31, 2009.
(5)	Dr. Grebow had 15,000 outstanding options as of December 31, 2009.
(6)	Dr. Schreiber had outstanding options to purchase an aggregate of 124,226 shares as of December 31, 2009.
(7)	Dr. Schreiber’s fees were paid directly to ProQuest Management LLC on his behalf.
(8)	Mr. Zerbe had outstanding options to purchase an aggregate of 10,000 shares as of December 31, 2009.

All of our directors are eligible to participate in our 2006 equity incentive plan and our employee director is eligible to participate in our employee stock purchase plan.  For a more detailed description of these plans, see “— Employee Benefit Plans.”

Each director who is not an employee of the Company receives a $20,000 annual retainer fee for service as a member of the Board of Directors.  Each director receives a $5,000 annual committee participation retainer fee for participation on one or more committees.  Each director upon election or appointment to the board, receives a grant of a stock option to purchase up to 20,000 shares of common stock which vests monthly over forty-eight months.  Each director also receives an annual grant of a stock option to purchase of up to 10,000 shares of common stock, which in the year of their initial election or appointment is pro rated.  Stock options provided as an annual grant vest monthly over the fiscal year. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

Indemnification and Insurance

We have entered into indemnification agreements with each of our executive officers and directors.  These indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law.  In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the beneficial ownership information of our common stock by:

•                  each person known to us to be the beneficial owner of more than 5% of our common stock;

•                  each named executive officer;

•                  each of our directors and;

•                  all of our executive officers and directors as a group.

We have based our calculation of the percentage of beneficial ownership of 38,223,684 shares of common stock outstanding on March 12, 2010.

Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information below is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 11, 2010, which is 60 days after March 12, 2010. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Optimer Pharmaceuticals, Inc., 10110 Sorrento Valley Road, Suite C, San Diego, California 92121.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Fred Alger Management, Inc. 111 Fifth Avenue New York, NY 10003	5,903,549	15.4%
ProQuest Investments(1) 90 Nassau Street, 5th Floor Princeton, NJ 08542	2,824,559	7.4%
FMC LLC 82 Devonshire Street Boston, Massachusetts, 02109	2,233,471	5.8%
Directors and Named Executive Officers:
Michael N. Chang(2)	1,067,548	2.8%
John D. Prunty(3)	151,926	*
Tessie M. Che(4)	1,067,548	2.8%
Kevin P. Poulos(5)	140,127	*
François-Xavier Frapaise(6)	36,412	*
Mark Auerbach(7)	19,294	*
Anthony E. Altig (8)	19,374	*
Joseph Y. Chang(9)	225,826	*
Peter E. Grebow (10)	12,360	*
Alain B. Schreiber (11)	2,952,118	7.7%
Robert L. Zerbe (12)	5,485	*
All directors and executive officers as a group (13 persons)(13)	4,881,875	12.7%

*	Less than 1%.

(1)

Includes (i) 1,450,973 shares of common stock held by ProQuest Investments II, L.P.; (ii) 61,557 shares of common stock held by ProQuest Investments II Advisors Fund, L.P.; (iii) 405,998 shares of common stock held by ProQuest Investment III, L.P.; (iv) 811,998 shares of common stock held by ProQuest Investment IV, L.P.; (v) 2,500 shares of common stock held by ProQuest Management LLC, and (vi) 91,533 shares subject to currently exercisable warrants held by ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P., ProQuest Investments III, L.P., ProQuest Investments IV, L.P. and ProQuest Management LLC. Dr. Schreiber is a managing member of ProQuest Associates II LLC, the general partner of ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P., ProQuest Investments IV, L.P. and ProQuest Management LLC. Alain Schreiber has shared voting power and shared dispositive power as to the number of shares of our common stock as listed except for 139,226 shares of common stock over which Dr. Schreiber has sole voting power and dispositive power.

(2)

Includes (i) 310,949 shares of common stock held by Dr. Chang; (ii) 368,767 shares of common stock that Dr. Chang has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options; and (iii) 387,832 shares that his wife Tessie M. Che holds or has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.

(3)

Includes (i) 7,851 shares of common stock held by Mr. Prunty and (ii) 144,075 shares of common stock that Mr. Prunty has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.

(4)

Includes (i) 333,169 shares of common stock held by Dr. Che; (ii) 54,663 shares of common stock that Dr. Che has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options; and (iii) 679,716 shares that her husband Michael N. Chang holds or has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.

(5)

Includes (i) 6,479 shares of common stock held by Mr. Poulos and (ii) 133,648 shares of common stock that Mr. Poulos has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.

(6)

Includes (i) 1,412 shares of common stock held by Dr. Frapaise; and (ii) 35,000 shares of common stock that Dr. Frapaise has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.

(7)

Includes (i) 2,500 shares of common stock held by our director, Mr. Auerbach; and (ii) 16,794 shares of common stock that Mr. Auerbach has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.

(8)	Includes 19,374 shares of common stock that our director, Mr. Altig, has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.
(9)

Includes (i) 94,806 shares of common stock held by our director, Dr. Chang; (ii) 38,714 shares of common stock that Dr. Chang has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options; and (iii) 92,306 shares of common stock held by his wife, Wan Ping Chang.

(10)	Includes 12,360 shares of common stock that our director, Dr. Grebow, has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.
(11)

Includes (i) 127,559 shares of common stock that Dr. Schreiber has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options; (ii) 2,733,026 shares of common stock held by ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P., ProQuest Investments III, L.P., ProQuest Investments IV, L.P. and ProQuest Management LLC. Dr. Schreiber is a managing member of ProQuest Associates II LLC, the general partner of ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P., ProQuest Investments IV, L.P. and ProQuest Management LLC; and (iii) 91,533 shares subject to currently exercisable warrants held by ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P., ProQuest Investments III, L.P., ProQuest Investments IV, L.P. and ProQuest Management LLC. Dr. Schreiber is a managing member of ProQuest Associates II LLC, the general partner of ProQuest Investments II, L.P., ProQuest Investments II Advisors Fund, L.P., ProQuest Investments IV, L.P. and ProQuest Management LLC. Dr. Schreiber disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any.

(12)	Includes 5,485 shares of common stock that our director, Dr. Zerbe, has the right to acquire from us within 60 days of March 12, 2010 pursuant to the exercise of stock options.
(13)

Includes shares described in footnotes (2) through (12) above, except that Michael N. Chang’s stock ownership and Tessie M. Che’s stock ownership are not combined in this line item, plus 119,484 shares held by and 126,383 shares that may be acquired from us within 60 days of March 12, 2010 pursuant to the exercise of stock options by our other executive officers.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information with respect to all of our equity compensation plans in effect as of December 31, 2009:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	2,466,751	$5.69	2,523,186
Equity compensation plans not approved by security holders	—	—	—
Total	2,466,751	$5.69	2,523,186

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  Ernst & Young LLP has audited the Company’s financial statements since its inception in November 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.  However, our Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm as our independent registered public accounting firm.  Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees for services provided to the Company for the fiscal years ended December 31, 2009 and 2008, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended (in thousands)
	2009	2008
Audit Fees	$325	$372
Audit-related Fees (specifically describe audit-related fees incurred)	—	—
Tax Fees (specifically describe tax fees incurred)	—	—
All Other Fees (specifically describe all other fees incurred)	—	—
Total Fees	$325	$372

All 2009 and 2008 fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, and audit-related services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the registered public accounting firm’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of such reports filed with the SEC, all Section 16(a) forms required to be filed by our directors and executive officers and persons owning more than 10% of our common stock during 2009 were timely filed.

TRANSACTIONS WITH RELATED PERSONS

The following includes a description of transactions since January 1, 2009 to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of our directors, executive officers or holders of more than 5% of our capital stock, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. Absent approval by our Board of Directors, our Audit Committee reviews and approves in advance any proposed related party transactions.

Stock Option Grants and Awards to Executive Officers

During the fiscal year 2009, we granted stock options to purchase an aggregate of 310,000 shares of our common stock to current executive officers with exercise prices of $10.75 per share, with one-fourth of the shares subject to the option vesting one year after the grant date, and one forty-eighth of the total shares vesting each month thereafter.

Participation in Registered Direct Offerings

In March 2009, we completed a registered direct offering in which we sold an aggregate of 457,666 units to entities affiliated with ProQuest Investments at a purchase price of $10.925 per unit. Each unit sold in the offering consisted of one share of common stock and one warrant to purchase 0.20 of a share of common stock at an exercise price of $10.93 per share.  The warrants will expire five years from the date of issuance.  ProQuest Investments beneficially owned more than 5% of our capital stock prior to the offering. Dr. Schreiber, one of our directors, is a Managing Partner at ProQuest Investments.

Indemnification and Insurance

We have entered into indemnification agreements with each of our executive officers and directors. These indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Optimer stockholders will be “householding” our proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.  Direct your written request to Optimer Pharmaceuticals, Inc., John D. Prunty, Secretary, 10110 Sorrento Valley Road, Suite C, San Diego, CA  92121.  Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Michael N. Chang
Michael N. Chang
President and Chief Executive Officer

April 9, 2010

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 is available without charge upon written request to: Corporate Secretary, Optimer Pharmaceuticals, Inc., 10110 Sorrento Valley Road, Suite C, San Diego, CA 92121.

OPTIMER PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2010

The undersigned hereby appoints Michael N. Chang and John D. Prunty, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Optimer Pharmaceuticals, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Optimer  Pharmaceuticals, Inc. to be held at 5355 Mira Sorrento Place, Suite 250, San Diego, California 92121 on Wednesday, May 5, 2010 at 10:30 a.m. (Pacific time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

If signed and dated, unless a contrary direction is indicated, this Proxy will be voted for the nominees listed in Proposal 1 and for Proposal 2, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD MAY 5, 2010

The Annual Report to Stockholders and the Proxy Statement are Available at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15221

(continued and to be signed on other side)

OPTIMER PHARMACEUTICALS, INC. 10110 SORRENTO VALLEY ROAD, SUITE C SAN DIEGO, CA 92121

VOTE BY MAIL

Mark, sign and date your proxy card and return your voted proxy in the enclosed return envelope.

Please detach here

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope

DETACH PROXY CARD HERE

OPTIMER PHARMACEUTICALS, INC.

Proposal 1: To elect two directors, Mark Auerbach and Joseph Y. Chang, to hold office until the 2013 Annual Meeting.	☐FOR ALL	☐WITHHOLD ALL	☐FOR ALL EXCEPT*

Director Nominees: Mark Auerbach and Joseph Y. Chang

Board of Directors recommends a vote for the election of each of the nominees for director.

*To withhold authority to vote for any individual nominee, mark “For All Except” and write such nominee’s name below:

Proposal 2: To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Optimer for its fiscal year ending December 31, 2010.

☐FOR	☐AGAINST	☐ABSTAIN

The Board of Directors recommends a vote for Proposal 2.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW
I (WE) WILL ☐ WILL NOT ☐ ATTEND THE MEETING IN PERSON.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Dated:	, 2010

Signature

Signature (Joint Owners)